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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                       FORM 8-K/A  (AMENDMENT NO. 1)

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 15, 1996



                     BROWN DISC PRODUCTS COMPANY, INC.
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       (Exact name of registrant as specified in its charter)



       Colorado                  33-31068         84-1067075
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(State or other jurisdiction    (Commission    (I.R.S. Employer
    of incorporation             File No.)    Identification No.)
     or organization)



1120-B Elkton Drive, Colorado Springs, Colorado       80907-3568
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:(719) 593-1015



                             (Not applicable)
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   (Former name or former address, if changed since last report)





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                     BROWN DISC PRODUCTS COMPANY, INC.

     Brown Disc Products Company, Inc. (the "Company" of "Brown Disc") previously filed a Current Report on Form 8-K dated as of May 15, 1996, relating to an Agreement and Plan of Reorganization (the "Reorganization Agreement") with Kimbrough Computer Sales Inc. 3SI, Inc. ("3SI") and certain parties affiliated with 3SI or the Company.

     The Company amends Items 5 and 7 of its Report on Form 8-K dated as of May 15, 1996 to reflect an Amendment to the Reorganization
Agreement and certain other recent information, as follows:

ITEM 5.     OTHER EVENTS.

AGREEMENT AND PLAN OF REORGANIZATION TO ACQUIRE 3SI

     The Company entered into the Reorganization Agreement on May 15, 1996 with Kimbrough Computer Sales Inc. 3SI, Inc., a Colorado corporation ("3SI"), the three principal shareholders of 3SI (the "3SI Shareholders"), Ronald H. Cole and Brown Disc Acquisition Corporation. The Reorganization Agreement was amended by Amendment No. 1 thereto dated August 2, 1996.

     The 3SI Shareholders include Frank W. Backes, Frederick J. Slack and Felipe Larry Valdez. Ronald H. Cole is the Chairman of the Board, President and Chief Executive Officer of the Company. Brown Disc Acquisition Corporation ("BDPC Acquisition") has been organized under the laws of Colorado as a newly formed subsidiary of the Company.

     Subject to completion or waiver of various conditions precedent to closing, the Reorganization Agreement provides that 3SI will merge into BDPC Acquisition with the result that 3SI will become a wholly-owned subsidiary of the Company. The consideration to be received by 3SI Shareholders upon completion of the merger and closing of the Reorganization Agreement will include: (i) $1,200,000 in cash to be paid by the Company, and (ii) newly-issued common stock of the Company in an amount equal to 60% of the total shares of Company common stock then outstanding and reserved for issuance on a fully-diluted basis. The Company is also obligated at closing to pay approximately $1,014,000 of 3SI indebtedness incurred in connection with financing the August 1993 acquisition of ownership in 3SI by the 3SI Shareholders; such payment may be deemed additional consideration to be paid at closing that would benefit the 3SI Shareholders.

     ADDITIONAL EQUITY FINANCING AND CERTAIN OTHER CONDITIONS

     Conditions to closing under the Reorganization Agreement include, among others, requirements that the Company: (a) pay or make provision for the payment and settlement of all of the Company's past due debts and liabilities; and (b) obtain additional common stock equity financing in an amount adequate to provide at least $1,250,000 in working capital available to the Company at closing after providing for payment of (i) $1,200,000 at closing to the 3SI Shareholders as described above, (ii) approximately $1,014,000 of 3SI's indebtedness to its former owners, (iii) approximately $165,500 in contingent obligations that will become due to the Company's former President, R. Eugene Rider, as a result of the financing, and (iv) costs and expenses of the private placement financing. The Company's management estimates that at least $4.4 million in gross proceeds from an offering and sale of common stock will be required for the Company to satisfy these requirements. There can be no assurance that the Company will be successful in efforts to raise additional equity capital.

     In order to satisfy this additional financing condition, the Company plans to offer additional common stock for sale in a private placement financing transaction within the next 30 days. The amount and pricing of securities that will be offered in an effort to obtain this financing has been tentatively determined by the Company's Board of Directors to be a minimum of 2.2 million shares up to a maximum of
2.5 million shares to be offered at a price of $2.00 per share.

     Additional conditions to closing of the Reorganization Agreement include, among others, completion of due diligence investigations by the respective parties; completion of financial statements of 3SI in a form required to be filed with a subsequent Report on Form 8-K; execution of employment agreements at closing between the Company and the three 3SI Shareholders; the absence of any material misrepresentations as to, or material change in, the business, assets, obligations or financial condition of the Company or 3SI; and the filing of a certificate of merger to effect the merger of 3SI into BDPC Acquisition as a wholly-owned subsidiary of the Company. Any of the foregoing or other conditions to closing may be waived by the parties to the Agreement. The Company does not anticipate that approval of the Reorganization Agreement will require a vote of the Company's shareholders.

     VOTING AND MANAGEMENT AGREEMENTS

     Ronald H. Cole, the Company's Chief Executive Officer and a director, has agreed to support the Reorganization Agreement and to vote all shares of the Company he is entitled to vote in favor of the
transactions provided by the Reorganization Agreement.   Mr. Cole
currently holds proxies irrevocable until September 7, 1997 to vote 1,202,410 of the shares of the Company's common stock owned by R. Eugene Rider and Eva-Forsberg Rider, 100,000 shares held by a Trustee for the benefit of Mr. & Mrs. Rider and 62,000 shares of common stock
owned by Harry K. McCreery, a director of the Company.   Such shares
represent, in the aggregate, approximately 29% of the 4,646,071 shares of voting common stock currently outstanding. Upon closing of the Reorganization Agreement, Mr. Cole has agreed to transfer his right to exercise voting power represented by these irrevocable proxies to the three principal 3SI Shareholders.

     Upon closing of the Reorganization Agreement, Messrs. Mark R. Lane, Daryl M. Silversparre and David J. Lopes are to resign as directors of the Company, two incumbent directors (Ronald H. Cole and Harry K. McCreery) will remain on the Board, and the three principal 3SI shareholders will be elected to the Board and will constitute a majority of a five-person Board. In addition, all existing executive officers of the Company will resign and be replaced by the principal 3SI shareholders and their nominees.

     OTHER COMMITMENTS

     If the closing under the Reorganization Agreement occurs, Ronald
H. Cole and the Company have agreed to cause 2,391,217 of the Company's outstanding Class A common stock purchase warrants and 741,379 of the Company's Class B common stock warrants, currently held by certain members of the Company's Board and their affiliates, to be cancelled. [The Class A warrants are exercisable at $0.25 per share until expiration on September 7, 2000 and the Class B warrants are exercisable at $0.10 per share until expiration on September 7, 2000.] The Company has agreed to grant certain rights for the registration of up to 200,000 shares under the Securities Act of 1933 of the shares issuable upon remaining Class A and Class B warrants retained after closing by certain members of the Company's Board and their affiliates.

     Employment agreements for the 3SI Shareholders required at closing will each be for a term of 3 years, renewable on a year-to-year basis thereafter except on 60 days' prior notice of intent not to renew. Base annual salaries for each 3SI Shareholder as an executive employee of the Company will be $100,000 in the first year, $110,000 in the second year and $120,000 in the third year. Each will be entitled to participate in benefit programs generally available to all executive employees of the Company including, without limitation, health and group life insurance. If employment is terminated involuntarily without cause (as defined in the employment agreements), the executive will be entitled to receive severance payments monthly for the balance of the remaining original terms of his employment agreement equal to 150% of the base salary otherwise provided by his employment agreement. Each employment agreement will require that the executive employee devote his full business time and services to the affairs of the Company and will contain inventions assignment provisions in favor of the Company.

SUMMARY INFORMATION AS TO 3SI AND THE 3SI SHAREHOLDERS

     The following information relating to 3SI and the 3SI shareholders have been extracted from certain information provided to the Company by 3SI and the 3SI Shareholders. Although the Company does not have any knowledge that would indicate the statements and summary data contained below are untrue, the Company is still in the due diligence process of collecting information as to 3SI, and the Company and its directors take no responsibility for the accuracy of the following information or any failure to disclose additional facts that may affect the significance or accuracy of such information. After closing of transactions contemplated by the Reorganization Agreement, the Company intends to file an amendment to this Form 8-K Report to provide more comprehensive information.

     SUMMARY OF 3SI BUSINESS

     3SI was founded in 1979 as a Colorado corporation under the name "Kimbrough Computer Sales" and initially concentrated exclusively on providing software solutions for Digital Equipment Corporation ("DEC") minicomputers in the Denver metropolitan area. By the late 1980's, Kimbrough Computer Sales had become an authorized dealer for IBM, Compaq and DEC equipment and Novell software. As the trend to replace mainframe and minicomputers with more cost-effective PC LAN (Personal Computer Local Area Network) or UNIX-based multiuser systems evolved,

Kimbrough Computer Sales developed expertise in both PC LAN and UNIX-based networking systems.

     In August 1993, Kimbrough Computer Sales was purchased from its former owners by the 3SI Shareholders and changed its business name and style to "Kimbrough Solutions, Inc.". Three major changes implemented by 3SI Shareholders as new management of 3SI included:
(i) reducing efforts on low margin PC business and significantly increasing concentration on mid-range systems; (ii) expanding services to include consulting, in addition to prior product support activities; and (iii) development of a consulting model for business solutions which allows 3SI to develop a longer-range associations with
its customers.   These changes altered 3SI's primary focus from being
a hardware and network software dealer with value-added product support services to a company whose primary focus is computer consulting and services with product sales as a value-added item.

      In October of 1995, 3SI changed its business name and style from Kimbrough Solutions to 3SI (representing "Solution, System and Service Integration") to better describe its focus and direction at assisting customers in the design, develop, and implementation of business solutions. The current business of 3SI includes design and development of information technology solutions, such as client/server systems design and implementation, network design and management, Internet connection planning, design and implementation, systems development and integration for UNIX, Windows NT and Windows-based systems, database design and development, applications development and anomaly identification and resolution. It is a supplier of over 20 major lines of computer products.

     3SI's staff includes personnel qualified as Novell Enterprise CNEs, Microsoft Certified Professionals, Oracle Masters, TCP/IP and UNIX professionals. It designs and implements instructional programs for clients and also offers in-depth educational programs at a fee of approximately $195 per day specializing in Windows-based applications such as Windows 3.1, Windows for Workgroups, Windows 95, Microsoft Office and its components, PerfectOffice and its components, Lotus SmartSuite and Lotus Notes, Novell system administration, the World Wide Web ("WWW") and Internet applications. 3SI offers a broad range of Internet and WWW services and equipment, including evaluation of network requirements, installation and implementation of World Wide Web servers and the design and maintenance of WWW pages. 3SI also supplements a client's existing network resources by offering remote net management and administration via modem connection. Hardware services include on-site maintenance, depot repair of PCs and printers, monitor repair, cable installation and customized service programs for corporate clients.

     3SI's customer base is located primarily in Colorado, Utah and New Mexico and includes healthcare companies, federal and local government agencies, prime contractors to federal government agencies, and general commercial accounts.

     As of June 30, 1996, 3SI had approximately 86 employees of which 52 are located at its facilities in Englewood, Colorado, 31 are located at a facility in Raleigh, North Carolina and 3 are located at 3SI's branch office in Albuquerque, New Mexico. Of the total employees, approximately 3 were engaged in product development efforts, 16 were engaged in sales functions, 57 were engaged in technical support and 10 were engaged in management, clerical and administrative functions. 3SI believes its employee relations are excellent and it has not experienced any work stoppages.

     The principal offices and facilities of 3SI are located in approximately 15,384 square feet at 6886 South Yosemite Street, Englewood, Colorado 80112, telephone number (303) 741-9123. This facility is leased through September 2001 at a base rental of approximately $10,256 per month. 3SI also maintains a small office of 684 square feet in Colorado Springs, Colorado, leased on a month-to-month basis at a rental of $600 per month. In October 1995, 3SI opened a new office in Albuquerque, New Mexico. The Albuquerque office comprises 2,250 square feet leased through November 1998 at a base rental of $1,490 per month. These facilities are considered to be both suitable and adequate to meet 3SI's current and foreseeable operating requirements.

     MANAGEMENT OF 3SI:    The owners of 3SI include Felipe Larry
Valdez, Frederick J. Slack and Frank W. Backes. The following sets forth certain information as to the 3SI Shareholders and management of 3SI:

          FREDERICK J. SLACK, age 41, has served as the Chief Executive Officer of 3SI since July 1993. Mr. Slack has over 17 years of marketing and sales experience in information technology and was previously employed by Digital Equipment Corporation from November 1986 to July 1993. Mr. Slack's experience includes Program Management of several government programs. He holds a BS from the University of Northern Colorado.

          FELIPE LARRY VALDEZ, age 43, has been Chairman of the Board & Chief Operating Officer of 3SI since August 1993. Mr. Valdez has over 25 years of business experience working in computer technology companies including 16 years with Digital Equipment Corporation from October 1997 to August 1993 in a variety of sales, services and customer support management positions. Mr. Valdez holds a B.S. degree in Business Administration from the University of Albuquerque and an MBA from the University of Phoenix.

          FRANK W. BACKES, age 35, has been the Vice President and Director of Technology of 3SI since July 1993. Mr. Backes has over 12 years of technical experience in the computer industry. Mr. Backes was a technical sales consultant for Digital Equipment Corporation from January 1989 to July 1993, a senior software engineer and systems analyst for Softech from November 1987 to January 1989 and held various software programming and engineering positions with Science Applications International Corp. from June 1982 to November 1987. As a civilian Lead Engineer and Program Manager, Mr. Backes led the design and implementation of U.S. Military Command and Control Systems at NORAD, Peterson Air Force Base and Falcon Air Force Base. While employed by Digital Equipment Corporation, Mr. Backes focused on compartmented-mode workstations and secure networks. Mr. Backes holds an B.S. degree in Electrical Engineering from the University of California at San Diego.

          PAUL KAUFHOLD, age 39, has been employed as 3SI's Chief Financial Officer since December 1995. Mr. Kaufhold has over ten years experience in finance, operations and management of emerging, high technology companies. Mr. Kaufhold served as Chief Financial

Officer at CWE, Inc. from 1990 to 1994. While at CWE, Mr. Kaufhold was responsible for all financing and administrative functions. Prior to his employment at CWE, Mr. Kaufhold was employed by KPMG Peat Marwick from 1980 to 1990 serving numerous growth companies in security, audit, accounting and tax requirements. Mr. Kaufhold is a Certified Public Accountant and holds an MBA from the University of Wisconsin and a B.S. in Business Administration from Ohio State University.

     SUMMARY FINANCIAL INFORMATION: The Company has been advised that historical results of operations of 3SI for its fiscal years ended December 31, 1994 and 1993 have been reviewed, but not audited, by an independent public accountant. An audit of 3SI's historical financial statements is expected to be completed within the next 60 days. Subject to audit adjustments, if any, the following table summarizes certain unaudited operating results and financial information as to 3SI for the periods indicated:

                 Kimbrough Computer Sales, Inc. dba 3SI
                 (Expressed in Thousands, 000 omitted)

                                    Year Ended December 31,
                                 ---------------------------
                                    1995      1994     1993
                                 -------   -------   -------
   Statement of
   Operations Data:
     Net sales ..............    $21,774   $17,504   $ 9,574
     Gross profit ...........      3,824     2,759     1,770
     Selling, general
       and administrative
       expenses .............      3,931     2,410     1,738
     Other income (expense)..        (69)       18        21
     Net income (loss).......       (175)      367        53

                                          December 31,
                                 ---------------------------
                                    1995      1994      1993
                                 -------   -------   -------
   Balance Sheet Data:
     Current assets .........    $ 4,735   $ 3,019   $ 3,038
     Current liabilities.....      4,530     2,297     2,488
                                 -------   -------   -------
     Working capital ........        205       722       550
     Total assets ...........      5,078     3,124     3,084
     Long term debt .........         99        --        --
     Stockholders' equity ...        448       826       596


Results of operations for 3SI in 1995 compared to 1994 were adversely affected by an increase in selling and administrative expenses of approximately 64% primarily due to increasing staff, opening an office in Albuquerque, New Mexico and increasing the 3SI sales force.

REASONS FOR THE REORGANIZATION AGREEMENT

     As previously reported in the Company's prior filings with the Securities and Exchange Commission, the Company operates in a mature industry characterized by intense competition and narrow gross profit margins, and has sustained continuing losses from operations since inception. The Company has minimal cash resources, negative working capital, past due secured debt obligations and a deficiency in stockholders' equity. In view of declining sales trends and gross margin deterioration, the Company's management has focused its efforts primarily on the acquisition of another business enterprise in the computer software and service industry and does not intend to expand the Company's activities in software duplication and allied services.

     In recent months, the Company and 3SI have jointly financed a business plan for the development by 3SI of certain proprietary software, designs and specifications relating to Internet security applications. This system, named the Diamond Shield(TM) system, is intended to develop security solutions for business use of the Internet in cooperation with a third-party Internet access provider. Further development and implementation of the Diamond Shield program will require additional working capital, and a portion of private placement funds proposed to be raised as a requirement of closing the Reorganization Agreement will be dedicated to this purpose.

     The Company's management believes that the acquisition of 3SI by the Company, resulting in the acquisition of 3SI's computer consulting and services businesses, will be in the best interests of the Company's stockholders and provides the only viable alternative currently available to the Company in its efforts to obtain additional financing necessary to sustain itself as an operating company.

     There can be no assurance that transactions contemplated by the Reorganization Agreement will be successfully completed, and the closing of the Reorganization Agreement is subject to certain material conditions including, among others, the various conditions described above.

THE DIAMOND SHIELD SECURITY SYSTEM; RECENT 3SI AGREEMENT WITH NETCOM

     The Diamond Shield system developed by 3SI is designed to provide security solutions for business use of the Internet in cooperation with a third-party Internet access and service provider. This system includes (1) a customer database, a proprietary database application developed by 3SI to be implemented with a relational database; and (2) Diamond Shield Web software, a proprietary software application used to access the database and providing user interface through a Web browser.

     3SI intends to enter into agreements with independent software vendors ("ISP") to certify their software and hardware to run in a secure environment (as defined by the 3SI certification process) on the ISP's network. The security services provided by 3SI are: (i) evaluation and certification of security solutions; (ii) training of the ISP sales channels on certified Diamond Shield security services;
(iii) business security audit and requirements evaluation, a 3SI copyrighted process; (iv) configuration and distribution of Diamond Shield certified security products; (v) installation of the recommended Diamond Shield certified security system; and (vi) help desk and support line for ongoing support.

     On July 11, 1996, 3SI entered into a Marketing Agreement with NETCOM On-Line Communication Services, Inc. ("NETCOM"). NETCOM is the leading provider in the United States of direct Internet access and services. NETCOM has publicly announced that services to be offered to NETCOM subscribers include a cost-effective assessment to identify and implement a security application tailored to suit each customer's situation. The assessment methodology was developed in conjunction with security experts at 3SI, principally Frank Backes, 3SI's Director of Technology, who has trained NETCOM personnel in the automated assessment methodology process.

     Under 3SI's agreement with NETCOM, NETCOM and 3SI will jointly provide customized security solutions and services to Internet subscribers. 3SI will design, manage and provide technical support for Internet security applications to be made available to clients of NETCOM. NETCOM will provide access to 3SI's Diamond Shield services for Internet security applications on an exclusive basis for a period of at least 24 months at its nationwide network hub and share the cost of additional system hardware and third party software products when additional systems are required for client support.

     NETCOM's common stock is publicly-traded and NETCOM files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission") which may be inspected and copied at the public reference facilities maintained by the Commission at its principal office in Washington D.C. and at its regional offices in Chicago and New York.

     Brown Disc's obligations under the Reorganization Agreement are intended to obtain necessary financing for 3SI to meet its obligations under 3SI's agreement with NETCOM, failing which Brown Disc has agreed to surrender its interest in the Diamond Shield project so that 3SI and NETCOM may continue development with financing from other sources.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.


(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:  Upon closing of the
     Reorganization Agreement, the Company plans to file a Report on Form 8-K containing additional information required by Items 1, 2 and 7 of Form 8-K. Financial statements of 3SI for the periods required by Rule 3.05(b) of Regulation S-X required at that time are not currently available, and are in the process of being prepared. If the closing under the Reorganization Agreement occurs, the Company expects that relevant financial statements of 3SI are expected to be filed as part of that subsequent Form 8-K
     Report not later than 60 days after that closing of the proposed business acquisition.

(b) PRO FORMA FINANCIAL INFORMATION: At the time financial statements discussed in Item 7(a) above are available to the Company, the Company plans to file pro forma financial information relative to the acquired business as part of a subsequent Form 8-K Report.





(c)   EXHIBITS:



Exhibit
Number    Description
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
2.1       Agreement and Plan of Reorganization dated May 1996 among
          the Registrant, BDPC Acquisition Corp., Kimbrough Computer
          Sales Inc. 3SI, Inc., Ronald H. Cole, Frank Backes,
          Frederick Slack and Felipe Larry Valdez [incorporaated by
          reference to Exhibit 2.1 filed with Registrant's Current
          Report on Form 8-K dated May 15, 1996].

2.2 Amendment No. 1 dated August 2, 1996 to Agreement and Plan of Reorganization described as Exhibit 2.1 above.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 16, 1996


BROWN DISC PRODUCTS COMPANY, INC.
     (Registrant)


By: /s/  Ronald H. Cole
   -----------------------------
   Ronald H. Cole, Chairman of the Board,
     Chief Executive Officer,
     Chief Financial Officer
     and Chief Accounting Officer